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                                                                    EXHIBIT 1.2



                            REPUBLIC OF SOUTH AFRICA

                               COMPANIES ACT, 1973

                                  (as amended)



                      ARTICLES OF ASSOCIATION OF A COMPANY
                       HAVING A SHARE CAPITAL NOT ADOPTING
                                   SCHEDULE 1


                         (Section 60(1) : Regulation 18)



                           Registration No. of Company

                                 1895/000926/06



                NAME OF COMPANY : DURBAN ROODEPOORT DEEP, LIMITED
                                 ("the Company")

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                                                                               2

                        INDEX TO ARTICLES OF ASSOCIATION
                                       OF
                         DURBAN ROODEPOORT DEEP, LIMITED

                                            Article        Page
TABLES "A" AND "B"                                         5

INTERPRETATION                              1              5 - 6

ALLOTMENT AND ISSUE OF CAPITAL              2 - 18         6 - 8

ALTERATION OF CAPITAL                       19 - 20        8 - 10

REDUCTION OF CAPITAL                        21 - 22        10

ACQUISITION OF SHARES BY THE
COMPANY                                     22A            11

DISTRIBUTIONS                               22B            11

MEMBERSHIP

    Title to Shares                         23 - 26        11 - 12

    Share Certificates                      27 - 31        12 - 13

    Share Warrants                          32 - 35        13 - 14

    Instruments of Transfer                 36 - 39A       14 - 15

GENERAL MEETINGS

    Constitution                            40 - 47        15 - 16

    Quorum                                  48             17

    Chairman                                49 - 50        17

    Adjournment                             51 - 54        18

    Business                                55 - 57        18 - 19

    Resolutions                             58 - 64        19 - 20

    Entitlement to Vote                     65 - 66        20

    Representation, Proxies                 67 - 75        21
    and Power of Attorney

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                                                                               3

DIRECTORS

    Number                                  76             23

    Appointment                             77 - 79        23

    Qualification                           80             23

    Management of the Company               81             23

    Powers                                  82 - 84        24

    Remuneration                            85 - 86        24

    Disclosure of Interests                 87 - 89        24 - 26

    Rotation                                90 - 92        26 - 27

    Vacation of Office                      93 - 94        27

    Alternate Directors                     95 - 98        28

DIRECTORS' MEETINGS

    Constitution                            99 - 106       28 - 29

    Resolutions                             107 - 108      29

    Circulated Resolutions                  109            30

EXECUTIVE DIRECTORS                         110 - 114      30 - 31

COMMITTEES                                  115 - 121      31 - 32

AGENTS                                      122 - 123      32

BORROWING POWERS                            124 - 129      32 - 33

RESERVES                                    130 - 131      34

DIVIDENDS

    Declaration                             132 - 135      34 - 35

    Payment                                 136 - 140      35

    Forfeiture                              141            35 - 36

CAPITALISATION                              142 - 145      36

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                                                                               4

PENSION FUNDS                               146 - 147      36 - 37

CLUBS AND CHARITIES                         148            37

RECORDS

    Registers                               149 - 154      37 - 38

    Minutes                                 155 - 156      38 - 39

    Accounting Records                      157 - 159      39

ANNUAL FINANCIAL STATEMENTS                 160 - 162      39 - 40

AUDIT                                       163 - 169      40 - 41

NOTICES

    By hand or by Post                      170 - 172      41 - 42

    By Advertisement                        173 - 175      42

    Procedure                               176 - 179      42 - 43

    Notice of General Meetings              180            43

VALIDITY OF ACTS                            181 - 183      43 - 44

WINDING-UP                                  184 - 185      44

LIABILITY                                   186 - 187      44

PREFERRED ORDINARY SHARES                   188            45 - 48

'A' ORDINARY SHARES                         189            48

CUMULATIVE PREFERENCE SHARES                190            48 - 52

'A' PREFERENCE SHARES                       191            52 - 54

CONSOLIDATION OF SHARES OF
ANY CLASS                                   192            54

COMMUNICATION BY ELECTRONIC
MEDIUM                                      193 - 194      54 - 55

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                                                                               5

TABLES "A" AND "B"

A. The Articles of Table "A" and Table "B" contained in Schedule 1 to the Companies Act, 1973, as amended, shall not apply to the Company.

B.   The Articles of the Company are as follows:

INTERPRETATION

1. In the interpretation of these Articles and unless inconsistent with the context, words signify the singular number shall include the plural and vice versa, and words importing persons shall include companies and corporations and words signifying the masculine gender shall include the feminine gender and words defined in the Statutes shall have the meaning there assigned to them unless the context otherwise indicates, and the following words and expressions shall have the following meanings unless excluded by the subject or context, namely:

     (a) "Act" means the Companies Act No. 61 of 1973, as amended from time to time;

     (b) "agent" means the agent duly appointed under general or special power of attorney;

     (c) "CHESS" MEANS THE CLEARING HOUSE ELECTRONIC SUBREGISTER SYSTEM WHICH IS THE ELECTRONIC TRANSFER SYSTEM IMPLEMENTED BY THE AUSTRALIAN STOCK EXCHANGE LIMITED;

     (d) "CUFS" MEANS THE CHESS UNITS OF FOREIGN SECURITIES WHICH ARE DEPOSITARY INSTRUMENTS OF BENEFICIAL OWNERSHIP ENABLING THE COMPANY TO HAVE ITS SECURITIES ELECTRONICALLY CLEARED AND SETTLED ON THE AUSTRALIAN STOCK EXCHANGE LIMITED;

     (e) "director" includes any person occupying the position of director or alternate director of a company, by whatever name he may be designated, or the directors acting as a board;

     (f)  "Gazette" means the Government Gazette of the Republic;

     (g) "listed company" means a company any of whose shares are listed on the JSE Securities Exchange South Africa;

     (h)  "member" means a registered holder of shares in the Company;

     (i)  "Memorandum" means the Memorandum of Association of the Company;

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     (j)  "office" means the registered office for the time being of the
          Company;

     (k) "representative" means a representative of a company or other body corporate appointed in terms of Section 188 of the Act;

     (l) "Republic" means the Republic of South Africa as existing from time to time;

     (m) "transfer office" means the office for the time being of the transfer secretaries or of the United Kingdom registrars and transfer agents;

     (n) "writing" means any writing however produced or communicated, included telex or telegram and appearing in any one or more forms of any kind, including manuscript, typescript, print, lithograph or photograph;

     (o) "year" means the Company's financial year and "month" means a calendar month;

     (p) "shares" and "debentures" mean respectively the shares and debentures from time to time of the Company;

     (q) the headings appearing herein are inserted for reference purposes only and shall not affect the interpretation of these Articles.

ALLOTMENT AND ISSUE OF CAPITAL

2. Shares may, subject to the provisions of articles 4 to 19 inclusive, be allotted and issued by the Company to such persons, at such times, on such terms and conditions and with such preferred, deferred or other rights and with such restrictions in regard to dividend, return of share capital or otherwise as the Company in general meetings may determine.

3. The Company in general meeting may delegate to the directors, to such extent and on such conditions as the Company may, in its sole discretion, see fit, the power conferred on the Company in terms of article 2 to prescribe to whom, at what time or times and on what terms and conditions any unissued shares, may be allotted and issued. Such delegated power shall be subject to the restrictions contained in Section 221 and 222 of the Act.

4. The Company may, before the issue of any new shares, determine that the same or any of them shall be offered in the first instance and either at par or at a premium or at a stated value in respect of shares having no par value, to all the members in proportion to the amount of the capital held by them, or make any other provision as to the allotment and issue of the new shares.

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5.   Except insofar as is otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital, and shall be subject to the provisions herein contained with reference to transfer and transmission and otherwise.

6. Nothing contained in these Articles shall preclude the directors from allowing the allotment of any shares to be renounced in favour of some other person.

7. Shares may be issued at par or at a premium or, subject to Section 81 of the Act, at a discount, or may be issued at a stated value in respect of shares having no par value.

8.   No partly paid-up shares shall be allotted and issued except in terms of
     Section 92 of the Act.

9. Where the Company issues shares at a premium, whether for cash, or otherwise, a sum equal to the aggregate amount of value of the premiums on those shares shall be transferred to an account to be called the Share Premium Account.

10. Subject to any restrictions contained in Section 80 of the Act, the Company may at any time pay a commission to any person in consideration for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company or procuring or agreeing to procure any subscription (whether absolutely or conditionally) for any shares in the Company. Such commission shall not exceed 10% (ten per centum) of the issue price of such shares and may be paid or agreed to be paid out of capital or out of profit, whether current or carried forward or standing to reserve, or out of both capital and profit. Any such commission may be satisfied in whole or in part in fully paid-up shares in the Company, provided that no such commission, or any portion thereof, shall be paid in shares without the prior approval of the Company in general meeting.

11. Where shares are issued for the purpose of raising money to defray expenses incurred in the construction or provision of any works, buildings or plant, then, if such works, buildings or plant, as the case may be, cannot be made profitable for a lengthy period, interest may (subject to any restrictions contained in Section 79 of the Act), be paid at a rate to be determined by the Company or by the directors. Such interest shall not exceed any maximum rate permitted in terms of Section 79 of the Act.

12. No shares shall be issued which are, or which at the option of any party are, liable to be redeemed, other than preference shares.

13. Where the Company issues, for cash, shares having no par value, the entire proceeds of the issue of the shares shall be transferred to the Stated Capital Account.

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                                                                               8

14. If shares having no par value are issued by the Company for a consideration other than cash, a sum equal to the value of the consideration as determined by the directors shall be transferred to the Stated Capital.

15. The Share Premium Account and the Stated Capital Account may be applied by the Company in writing off:

     (a)  The preliminary expenses of the Company;

     (b) The expenses of, or the commission paid on, the creation or issue of any shares created or issued for cash, or for a consideration other than cash.

16. No new capital may be issued in the form of stock but paid-up shares may be converted into stock in terms of article 19(j).

17. The rights, privileges and advantages enjoyed by any number of shares converted to shares shall accrue to the stock arising from such conversion and shall be enjoyed by the several stockholders in proportion to the quantities of stock respectively held by them. Notwithstanding the aforegoing, at any meeting of the members of the Company and at any meeting of any class of members of the Company:

     (a) On a show of hands, no stockholder shall be entitled to vote unless the stock held by him is proportionally equivalent to at least one of the shares from which such stock arises;

     (b) On a poll, each stockholder shall have the same number of votes as if such stock consisted of as many units of equivalent number and value as the number and par value of the shares so converted.

          Save as aforesaid and subject to article 18, all the provisions contained in these Articles shall, as far as circumstances permit, apply to stock as well as to shares.

18. The several holders of any stock may transfer their respective interests therein, or any part of such interests, in such manner as the Company in general meeting shall direct, but in default of such directive then in the same manner and subject to the same regulations as and subject to which any paid-up shares may be transferred, or as near thereto as circumstances will permit. The directors may from time to time, if they think fit, fix the minimum amount of stock transferable.

ALTERATION OF CAPITAL

19.  The Company may by special resolution:

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                                                                               9

     (a) increase its authorised share capital by such sum divided into shares of such amount or by such number of shares of no par value as the resolution shall prescribe;

     (b) increase its paid-up share capital constituted by shares of no par value by transferring reserves or profits to the Stated Capital Account, with or without an issue of shares, but no such shares shall be issued except to the extent authorised by the Memorandum;

     (c) consolidate and divide all or any part of its shares having a par value into shares of a larger amount than its existing shares having a par value;

     (d) increase the number of its no par value shares without an increase of its stated capital;

     (e) sub-divide all or any part of its shares having a par value into shares of smaller amount than its existing shares having a par value;

     (f) convert all of its ordinary or preference share capital consisting of shares having a par value into stated capital constituted by shares of no par value : provided that there shall be transferred to the Stated Capital Account:

          (i) the whole of such ordinary or preference share capital, as the case may be; and

          (ii) the whole of the share premium account or that part thereof attributable to the shares so converted;

     (g) convert its stated capital constituted by ordinary or preference shares of no par value into share capital consisting of shares having a par value provided that there shall be transferred to the Share Capital Account or Accounts of the Company the whole of the Stated Capital Account or that part thereof attributable to the shares so converted; fractions, fractional surpluses or amounts arising in respect of the nominal share capital or the Stated Share Capital may be rounded off but material reductions shall be placed to a non-distributable reserve;

     (h) vary the rights attached to any shares whether issued or not yet issued;

     (i) convert any of its issued or unissued shares into shares of another class;

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                                                                              10

     (j) convert any of its paid-up shares into stock, and reconvert any stock into any number of paid-up shares of any denomination; or

     (k) convert any of its issued shares into preference shares that can be redeemed, subject to the provisions of Section 99 of the Act.

20. If at any time the issued share capital is divided into different classes of share, the rights attached to any class, unless otherwise provided by the terms of issue of that class, may not be varied except with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of shares of that class, and the provisions of Section 199 of the Act and the provisions of these articles, shall mutatis mutandis apply to the said resolution and meeting as if the resolution were a special resolution and the meeting were a general meeting of the Company. Notwithstanding the foregoing, the quorum of such a meeting shall be at least 3 (three) members, or 75% (seventy five per centum) of the members of that class, whichever is the lesser, present in person or by their representatives, agents or proxies, holding at least one half of the issued shares of that class. A share shall be a share of a different class from another share if the two shares do not rank pari passu in every respect.

REDUCTION OF CAPITAL

21. THE COMPANY MAY FROM TIME TO TIME, BY SPECIAL RESOLUTION, REDUCE THE SHARE CAPITAL AUTHORISED BY ITS MEMORANDUM.

21A. SUBJECT TO THE ACT AND SUBJECT TO SUCH AUTHORITIES, CONSENTS AND
     REQUIREMENTS AS MAY FROM TIME TO TIME BE STIPULATED BY LAW AND THE LISTINGS REQUIREMENTS OF THE JSE SECURITIES EXCHANGE SOUTH AFRICA AND ANY OTHER STOCK EXCHANGE UPON WHICH THE SHARES OF THE COMPANY MAY BE QUOTED OR LISTED, THE COMPANY MAY FROM TIME TO TIME REDUCE ITS ISSUED SHARE CAPITAL, SHARE PREMIUM ACCOUNT, STATED CAPITAL AND/OR CAPITAL REDEMPTION RESERVE FUND BY THE PASSING OF AN ORDINARY RESOLUTION.

22. In particular and without prejudice to the generality of the POWERS IN ARTICLES 21 AND 22, the Company may:-

     (a) BY SPECIAL RESOLUTION, cancel shares, which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of the authorised share capital by the amount of the shares so cancelled;

     (b) BY ORDINARY RESOLUTION, with or without extinguishing or reducing the liability on any of its shares:

          (i) cancel any issued share capital which is lost, or unrepresented available assets; or

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          (ii)    pay off any issued share capital which is in excess of the requirements of the Company; or

     (c) BY SPECIAL RESOLUTION redeem any redeemable preference shares of the Company.

ACQUISITION OF SHARES BY THE COMPANY

22A. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THESE ARTICLES AND
     SUBJECT TO THE ACT AND THE REQUIREMENTS FROM TIME TO TIME OF THE JSE SECURITIES EXCHANGE SOUTH AFRICA AND ANY OF THE STOCK EXCHANGE UPON WHICH THE SHARES OF THE COMPANY MAY BE QUOTED OR LISTED, THE COMPANY MAY FROM TIME TO TIME BY SPECIAL RESOLUTION APPROVE THE ACQUISITION OF SHARES ISSUED BY IT OR ISSUED BY ITS HOLDING COMPANY IN ANY WAY AND AT ANY PRICE.

DISTRIBUTIONS

22B. SUBJECT TO SECTION 90 OF THE ACT AND THE PROVISIONS OF ARTICLE 21A, THE
     COMPANY IS HEREBY AUTHORISED TO MAKE PAYMENTS IN CASH OR IN SPECIE TO ITS SHAREHOLDERS WITHOUT DETRACTING FROM THE GENERALITY OF THE FOREGOING:

     a) THE COMPANY IN GENERAL MEETING MAY, UPON RECOMMENDATION OF THE DIRECTORS AT ANY TIME RESOLVE THAT ANY SURPLUS MONIES IN THE HANDS OF THE COMPANY REPRESENTING CAPITAL PROFITS ARISING FROM THE REASLISATION OF ANY CAPITAL ASSETS AND NOT REQUIRED FOR THE PAYMENT OF ANY FIXED PREFERENTIAL DIVIDEND, SHALL BE DISTRIBUTED AMONGST THE ORDINARY SHAREHOLDERS;
     b) NO SUCH PROFIT SHALL BE DISTRIBUTED UNLESS THE COMPANY SHALL HAVE SUFFICIENT OTHER ASSETS TO ANSWER IN FULL THE LIABILITIES AND TO COVER THE PAID UP SHARE CAPITAL OF THE COMPANY.

MEMBERSHIP

TITLE TO SHARES

23. The registered holder or holders of any shares shall, during his or their respective lifetimes and while not subject to any legal incapacity, be the only person or persons recognised by the Company as having any right to or in respect of such shares and, in particular, the Company shall not be bound to recognise:

     (a) that the registered holder or holders hold such shares upon trust for, or as the nominees or, any other person; or

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     (b)  that any person, other than the registered holder or holders, holds any contingent, future or partial interest in any fractional part of any of such shares.

24. Where any share is registered in the names of two or more persons they shall be deemed to be joint holders. Accordingly where any member dies, the survivor or survivors, where the deceased was a joint holder, and the executor of the deceased, where the deceased was the sole holder, shall be the only persons recognised by the Company as having any right to the interest of the deceased in any shares of the Company.

25. The Company may enter in the register as member, nomine officii, of the Company, the name of any person who submits proof of his appointment as the executor, administrator, trustee, curator or guardian in respect of the estate of a deceased member of the Company or of a member whose estate has been sequestrated or of a member who is otherwise under disability or has the liquidator of any body corporate in the course of being wound up which is a member of the Company, and any person whose name has been so entered in the register shall be deemed to be a member of the Company.

26.  A person producing evidence of his entitlement to any shares in terms of article 28 shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of these shares, except that he shall not, before being registered as a member in respect of such shares, be entitled to vote in respect of such shares at any general meeting, or at any meeting of the holders of that class of shares to which such shares belong, except in terms of the provisions of article 65 (b) and (c).

SHARE CERTIFICATES

27. Every person whose name is entered in the register of members as the holder of shares of any class and every person who transfers a part of his holding of shares of any class, shall be entitled to receive FREE OF CHARGE within 21 (twenty-one) days after allotment of lodgment for transfer 1 (one) certificate for all, or for the balance of his shares of that class, as the case may be. The Company may at its discretion adopt the certification procedure provided for in Section 136 of the Act. A certificate for any shares registered in the names of two or more persons shall be delivered to the person first names in the register as a holder thereof, and such delivery shall satisfy the entitlement of all joint holders of such shares to share certificates in pursuance of this article. If a share certificate is defaced, lost or destroyed, it may be renewed FREE OF CHARGE and on such terms, as to evidence and indemnity as the directors may think fit.

28. Certificates of title to shares, options on shares, or other documents of title shall be issued under the authority of the directors, or under the authority of any local committee duly authorised by resolution of the directors, in

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     such manner and form as the directors shall, subject to articles 29, 30 and
     31, from time to time prescribe.

29. Every certificate of title to shares or options on shares shall specify the number and type of shares in respect of which they are issued.

30. If any shares are numbered, all such shares shall be numbered in numerical progression beginning with the number one and each share certificate shall specify the numbers of the shares in respect of which it is issued. If any shares do not have distinguishing numbers, each certificate in respect of such shares shall be numbered in numerical progression and shall be distinguished by its appropriate number.

31. The certificates of title to shares and debentures and to options on shares and debentures shall be issued under the authority of the directors, in such manner and form as the directors may from time to time prescribe. Such certificates shall bear the signature of 2 (two) directors and of the secretary or transfer secretary or of 2 (two) members of a local committee and of the local secretary or alternatively shall be under the seal of the Company and shall bear the signature of one director and of the secretary or transfer secretary or of one member of a local committee and of the local secretary or transfer secretary. All such signatures shall be autographic unless the directors by resol7ution shall determine that the said signatures generally or in any particular case or cases shall be affixed by some method of mechanical signature which is controlled by the internal or external auditors or transfer auditors or bankers of the Company or such other person as may be acceptable to any stock exchange upon which the Company's shares may from time to time be listed or quoted.

SHARE WARRANTS

32. The directors or, if so authorised, any local committee appointed by them, may issue warrants relating to fully paid-up shares, stating that the bearer is entitled to the shares therein specified, and may provide, by coupons or otherwise, for the payment of future dividends on the shares represented by such warrants. The directors may from time to time determine the terms and conditions upon which share warrants shall be issued.

33. (a) The bearer of a share warrant may at any time deposit the warrant at the transfer office of the Company, and while the warrant remains deposited the depositor shall have the same right to sign a requisition to call a meeting of the Company, and to attend, vote and exercise the other privileges of a member at a meeting as if his name were inserted in the register of members as the holder of the shares included in the deposited warrant, provided that such share warrant shall be deposited at the transfer office not later than 48 (forty-eight) hours (Saturdays, Sundays and public holidays excluded) before the meeting. Not more than one

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     person shall be recognised as depositor of the share warrant. The Company shall, on written request, return the deposited share warrant to the depositor.

     (b) Except in terms of paragraph A, no bearer of a share warrant shall sign a requisition to call a meeting of the Company, or shall attend, vote or exercise any other privilege of a member at a meeting of the Company, or be entitled to receive any notices from the Company; but the bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were names in the register of members as the holder of the shares included in the warrant.

     (c) The bearer of a share warrant shall be entitled, on surrendering it for cancellation, to have his name entered as a member in the register of members.

34.  The directors may from time to time determine:

     (a) the conditions upon which any new share warrants or coupons may be issued in place of warrants worn out, defaced or destroyed; provided however, that no new share warrant shall be issued in place of one alleged to be lost unless the Company is satisfied beyond reasonable doubt that the original has been destroyed; and

     (b) the conditions upon which any share warrant may be surrendered for cancellation with a view of entering the name of the holder in the register of members and issuing in place of such share warrant a share certificate or certificates in respect of the shares in question.

     The holder of a share warrant shall be bound by any determination by the directors in terms of this article 34 for the time being in force whether made before or after the issue of such warrant.

35. A share warrant shall be transferred by delivery of the warrant and not by instrument of transfer, and the provisions of articles 36 to 39 inclusive shall not apply to share warrants.

INSTRUMENTS OF TRANSFER

36. Any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the directors may approve.

37. Every such instrument shall be executed by the transferor, or if the directors determine, by the transferor and the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof.

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                                                                              15

38. Every power of attorney given by a member authorising the transfer of shares, shall, when lodged, produced or exhibited to the Company or any of its officers, be deemed as between the Company and the grantor of the power to continue and remain in full force and effect, and the Company may allow that power to be acted upon until such time as express notice in writing of its revocation has been lodged at the transfer office. Notwithstanding receipt of such notice of revocation the Company shall be entitled to give effect to any instrument of transfer which is certified by an official of the Company to have been received by the Company prior to the receipt of such revocation provided that such instrument would, but for such revocation, have been validly and regularly executed. The Company shall not be bound to allow the exercise or any act or matter by an agent for a member unless a duly certified copy of that agent's authority be produced and lodged with the Company.

39. Every instrument of transfer shall be left at the transfer office accompanied by a certificate of shares to be transferred unless such instrument of transfer has been certified in terms of Section 136 of the Act. The directors may dispense with the production of the certificate on good cause being shown. SUBJECT TO ARTICLE 39B, the directors may decline to recognise any instrument of transfer unless:

     (a) the instrument of transfer is accompanied by the share certificate to which it relates, (or is certified in terms of Section 136 of the Act), and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and

     (b)  the share transfer duty thereon has been paid.

39A NO FEE SHALL BE CHARGED FOR THE REGISTRATION OF A TRANSFER OF A SHARE OR OF ANY OTHER DOCUMENT RELATING TO OR AFFECTING THE TITLE TO ANY SHARE.

39B (a) IN RESPECT OF CUFS TRANSFERS, THE DIRECTORS MAY DECLINE TO REGISTER A CUFS TRANSFER RECEIVED UNDER ARTICLE 39 WHERE IT IS NOT IN REGISTRABLE FORM OR THE REFUSAL TO REGISTER THE TRANSFER IS PERMITTED UNDER THE LISTING RULES OF THE AUSTRALIAN STOCK EXCHANGE LIMITED.

     (b) IF THE DIRECTORS DECLINE TO REGISTER A TRANSFER UNDER ARTICLE 39B (a), THE COMPANY MUST GIVE TO THE PARTY LODGING THE TRANSFER WRITTEN NOTICE OF THE REFUSAL AND THE PRECISE REASONS FOR THE REFUSAL WITHIN 5 BUSINESS DAYS AFTER THE DATE ON WHICH THE TRANSFER WAS LODGED WITH THE COMPANY, BUT FAILURE TO DO SO WILL INVALIDATE THE DECISION OF THE DIRECTORS TO DECLINE TO REGISTER THE TRANSFER.

GENERAL MEETINGS

CONSTITUTION

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                                                                              16

40. The directors may at any time convene general meetings of the Company. The directors shall convene a general meeting upon the requisition of members terms of Section 181 of the Act. The members empowered by Section 180 of the Act may convene a general meeting in terms of that section.

41. (a) The company shall hold its first annual general meeting within 18 (eighteen) months after the date of its incorporation and thereafter it shall hold an annual general meeting in respect of each financial year: provided that not more than15 (fifteen) months shall elapse between the date of one annual general meeting and that of the next, and that an annual general meeting shall be held within 6 (six) months after the expiration of each financial year of the Company. Other general meetings of the Company may be held at any time.

41. (b) Notwithstanding the provisions of Article 41 (a), if the Company is not a listed Company, the Company shall not be required to hold an annual genera; meeting if all the members entitled to attend and vote at an annual general; meeting sign a resolution in accordance with the provisions of section 179 the act before the expiration of the time limits referred to in article 41 (a).

42. An annual general meeting or any other general meeting shall be held at such time and place as the directors shall appoint unless the meeting is convened under Sections 179, 181, 182 or 183 of the Act, in which case such meeting shall be held at such time and place, and subject to such conditions, as may be determined in pursuance of such sections.

43. An annual general meeting and a meeting called for the passing of a special resolution shall be called by not less than 21 (twenty- one) clear days' notice in writing and any other general meeting shall be called by not less than 14 (fourteen) clear days' notice in writing, so that the notice period shall not include the day on which it is served, or deemed to be served, or the date on which the meeting is to be held. A meeting may be called by shorter notice and shall be deemed to have been duly called if it is so agreed by a majority in number of the members having a right to attend and vote at the meeting, being a majority holding not less than 95% (ninety-five per centum) of the total voting rights of all members.

44. Notwithstanding the provisions of article 49 no resolution requiring notice shall be effective unless notice of the intention to move resolution has been given to the Company not less than 28 (twenty-eight) days before the meeting at which it is to be moved, and unless notice of the resolution is given by the company to the members in accordance with the provisions of
     Section 186 of the Act. Notwithstanding the foregoing, if notice of an intention to move a special resolution is given to the Company before the company issues notice to its members calling a general meeting, then such notice of intention to move such resolution shall be deemed to be validly given even if the meeting is called for a day 28 (twenty-eight) days

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                                                                              17

     or less after such notice of intention to move such resolution is given to the Company.

45. Any notice calling a general meeting which is given by the Company to its members shall specify the place, the day and the time of the meeting and shall be given in the manner hereinafter specified or in such other manner, if any, as ma. Be determined by the directors of the company in general meeting. Such notice shall comply with the provisions of Section 189 of the Act, If the Company maintains a branch register, then notice of the meeting may, in case members whose names are entered on the branch register, be given from the- transfer office where such branch register is kept.

46. If the Company is a listed company notice of all general meetings shall be given to the Director (Listings), JSE Securities Exchange South Africa at the same time as such notice is given to members.

47. The Company shall, on the requisition in writing of such number of members as is specified in the Act, and unless the Company otherwise resolves, at the expense of the requistioners, give to members entitled to receive notice of any annual general meeting, notice of any resolution which is to be moved at that meeting and circulate to such members any statement prepared by the requistionists relating to the matter referred to in the proposed resolution or to the business to be dealt with at that meeting, provided that such notice does not exceed one thousand words.

QUORUM

48. Subject to the provisions of article 51 no business shall be transacted at a general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Three (3) members present personally or by representative and entitled to vote shall be quorum, provided that:

     a) If the Company is a subsidiary (but not a wholly owned subsidiary) of a listed company then the quorum shall be the representative of its holding company together with 2 (two) members present personally or by representative.

     b) If the Company is a wholly owned subsidiary of any company then the quorum shall be the representative of its holding company.

     A company or other body corporate present at a meeting by its duly appointed representative shall be deemed to be personally present at the meeting and such representative shall enjoy all the powers conferred upon a representative under the provisions of Section 188 of the Act.

CHAIRMAN

49.  The Chairman, if any, or in his absence the deputy chairman, if any, of the

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                                                                              18

     Board of directors shall preside as chairman of every general meeting of the Company

50. If there is no such chairman, or if at any meeting he is not present within 15 (fifteen) minutes after the time appointed for holding the meeting, or if he is unwilling to act as chairman, the members present in person or by representative or agent or proxy shall choose another director as chairman, and if no such director be present, or if all the directors present decline to take the chair ,then the members present in person or by representative, agent or proxy shall choose one of their number to be chairman.

ADJOURNMENT

51. If within one half hour after the time appointed for any meeting a quorum is not present, the meting, if convened upon the requisition of members, shall be dissolved, and in any other case it shall stand adjourned to a date to be determined by the directors (which date shall not be earlier than 7 (seven) days and not later than 21 (twenty-one) days after the date of the meeting) at the same time and place (or if such place be not available at such other place as the directors may appoint). If at such adjourned meeting quorum is not present within one half hour after the time appointed for the meeting, the members present in person or by representative, company, in which case the meeting shall be dissolved.

52. The chairman may, with the approval of any meeting at which a quorum is present (at the time of approval) and shall if so directed by the meeting, at any time and from time to time adjourn the meeting to a date, time and place specified by the meeting, or in default of such specification to be determined by the directors.

53. Where a meting stands adjourned in pursuance of articles 51 and 52 the directors shall, upon a date not later than 3 (three) days after the adjournment publish in a newspaper circulating in the province where the office of the Company is situated a notice stating:

     a)   the date, time and place to which the meeting has been adjourned;

     b)   the matter before the meeting when it was adjourned;

     c)   the ground for the adjournment; and

     c)   the business to be considered to be adjourned meeting.

54. No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting that was adjourned.

BUSINESS

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                                                                              19

55. The annual general meeting shall deal with and dispose of all matters prescribed by the Act and by these Articles. These shall include inter alia: the consideration of the annual financial statements and report of the auditors; the election of directors; the appointment of auditors; and any business arising from the annual financial statements which are laid before the meeting and subject to the provisions of the Act any matters capable of being dealt with by any general meeting of the Company.

56. All business to be laid before a general meeting other than an annual general meeting shall be specified in the notice convening such meeting.

57. Notwithstanding the provisions of articles 55 and 56 no business shall be transacted at any meeting of the Company unless notice of the meeting is given, where applicable, in terms of articles 43 and 44.

RESOLUTIONS

58. At any general meeting a resolution put to the vote of the members shall, except in the case of a special resolution, be decided by a majority of votes.

59. In the case of an equality of votes, the chairman of the meeting shall, either on a show of hands or on a poll, be entitled to a casting vote in addition to the vote or votes to which he may be entitled as a member.

60. Every resolution shall, unless a poll is demanded in terms of article 61, be decided on a show of hands. A declaration by the chairman that a resolution has on a show of hands been carried, or carried unanimously or by a particular majority, or rejected, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of this fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

61.  A poll may be demanded on any question save the election of the chairman, by:

     a)   the chairman; or

     b) not less than 5 (five) members having the right to vote at the meeting; or

     c) a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

     d) a member or members entitled to vote at the meeting and holding in aggregate not less than one-tenth of the issued share capital of the Company.

     And such demand may be made either before or immediately after the result of a show of hands is declared.

62. The demand for a poll may be withdrawn by the persons making it at any time prior to the commencement of the ballot.

63. If a poll is duly demanded it shall be taken in such manner as the chairman shall decide and either at once, or if the chairman shall think fit after an interval or adjournment or otherwise, provided that a poll on the question of an adjournment shall be taken at he meeting, without adjournment. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question upon which the poll is demanded.

64. Notwithstanding any postponement of the taking of the poll the result of the poll shall be deemed to be resolution of the meeting at which the poll is demanded, and shall be subject to Section 203 (2) of the Act.

ENTITLEMENT TO VOTE

65. Subject to any special provisions governing shares and "A" ordinary shares, and to the provisions of the act, every member or the representative, proxy or agent of such member, as the case may be, shall on a show of hands have one vote and subject to the provisions of Section 195 of the Act, upon a poll shall have one vote for every share held by such member, provided that:

     a) no person shall be entitled to exercise more than one vote on a show of hands;

     b) the vote of a minor, or of a woman married subject to the marital power, or of a member for whom a curator has been appointed, shall not be vote of the guardian or husband or curator bonis of such member, as the case may be, shall for the purposes of this article, be deemed to be the vote of such member provided that 48 (forty-eight) hours (excluding Saturdays, Sundays and public holidays) at least before the meeting at which such guardian, husband or curator bonis proposes to vote he shall satisfy the directors that he is such guardian, husband or curator bonis or that the directors have previously admitted his right to vote in respect of the share or shares in question;

     c) The vote of any person having title to a share on the death or insolvency of any member shall be deemed to be the vote of such member provided holidays) at least before the time of holding the meeting at which such person proposes to vote he shall satisfy the directors that he is so entitled or that the directors have previously admitted his right to vote in respect of the share or shares in question;

     d) Where a share is held jointly by 2 (two) or more members any one of such persons may vote in person or by representative, proxy or agent as if such persons were solely entitled to such share, but if more than one of the joint holders be present in person or by representative, proxy or agent that one of the said persons whose name stands first in the register in respect of such share or the representative, proxy agent of such person, as the case may be, shall alone be entitled to vote in respect or such share; and where there are several executors or administrators of deceased member who are entitled to vote in terms of paragraph c) of this article, then such executors and administrators shall for the deceased of this article be deemed to be joint holders of the share of the deceased,

66. On a poll a member entitled to more than one vote, or representative, proxy or agent of such member, as the case may be, need not, if he votes, use all the votes of such member or cast member or cast all the votes which he uses in the same way.

REPRESENTATION, PROXIES AND POWERS OF ATTORNEY

67. Any company which is a member may by resolution of its directors or other governing body, authorise such person as it thinks fit to act its representative at any general meeting of the company or adjournment thereof, and the person so authorised shall be entitled to exercise the same powers on behalf of the company which he represents as that company could exercise of it were an individual member. A company so represented at any meeting of the Company or adjournment thereof shall be deemed to be a member personally present at such meeting or adjournment. The directors may but shall not be obliged to require proof to their satisfaction of the authority of any person signing on behalf of such company.

68. The holder of a general or special power of attorney given by a member, whether the holder is a member or not, shall be entitled to attend meetings of the Company or of any class of members of the Company and to vote at such meetings if so authorised any class of members of the company and to vote at such meetings if so authorised by such power of attorney.

69. Any member may appoint a proxy, who need not be a member, to attend, speak and, subject to the provisions of Section 197 of the Act, vote in his place on a show of hands and on a poll at any general meeting or at any meeting of any class of members. The instrument appointing a proxy to vote at a meeting of the company shall be deemed also to corner authority to demand or join in demanding a poll, and for the purposes of Section 198 of the Act, a demand by a person as proxy for member shall be the same as a demand by a member.

70. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his agent, or if the appointer is a body corporate, under the hand of an officer or agent authorised by the body corporate. The proxy need not be member of the Company.

71. The instrument appointing a proxy shall be in the following form or as near thereto as circumstances permit or in such other form as the directors may approve.

     I,........................................................................
     ...being a member of the............................. .....................
     Limited
     hereby appoint.............................................................
     of.........................................................................
     .............................................................or failing him
     .................................................................or failing him, The Chairman of the meeting, as my proxy to attend and speak and vote on a show of hands or on a poll for me and on my behalf at the annual general meeting or general meeting (as the case may be) of the Company to be held on the ................... day of.,......................... and
     any adjournment thereof, as follows:


                                    In favour of             Against                 Abstain
          ------------------------- ------------------------ ----------------------- ----------------------------
          Resolution
          ------------------------- ------------------------ ----------------------- ----------------------------
          Resolution
          ------------------------- ------------------------ ----------------------- ----------------------------
          Resolution
          ------------------------- ------------------------ ----------------------- ----------------------------

     (Include instruction to proxy by way of a cross in the space provided above).

     (A member entitled to attend and vote at a meeting shall be entitled to appoint a proxy to attend, speak and vote in his stead. A proxy need not be a member of the Company).

     Unless otherwise instructed, my proxy may vote as he thinks fit.

     SIGNED this....................... day of..................................



                                          ....................................."
                                                       SIGNATURE

72. The directors may at the expense of the Company send by post or otherwise to the members forms of proxy in terms of article 71, with or without stamped envelopes to facilitate the return of such forms, for use at any general meeting or any meeting of any class of members of the Company. If for the purpose of any meeting forms of proxy are issued at the expense of the Company, such forms shall be issued to all, and not some only, of the members entitled to receive notice of, and to vote at, such meeting.

73. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, and any power of attorney entitling an agent to vote on behalf of a member in pursuance of article 68 or, in lieu of any such power or authority, a notarially certified copy, shall be deposited at the transfer office of the Company not later than 48 (forty-eight) hours (excluding Saturdays, Sundays and public holidays) before the meeting at which the person empowered proposes to vote, and no effect shall be given to any instrument of proxy or power of attorney unless such instrument or power is deposited in the manner required by this article.

74. No instrument appointing a proxy shall be valid after the end of a period of 6 six) months commencing on the date on which it is signed unless otherwise expressly stated in the proxy, and no proxy form shall be used at an adjourned meeting which could not have been used at the original meeting. If a proxy forms is received duly signed but with no indication as to how the person named them should vote on any issue the proxy may vote or abstain from voting as he sees fit.

75. A vote given in terms of an instrument of proxy shall be valid in relation to a meeting of the company or any meeting of any class of members of the company notwithstanding the previous death of the person granting it, or the revocation of the proxy, or the transfer of the shares in respect of which the vote is given, unless an intimation in writing of such death, revocation or transfer is received at the transfer office of the Company 48 (forty-eight) hours (excluding Saturdays, Sundays and public holidays) before the commencement of the meeting.

DIRECTORS

NUMBER

76. Unless otherwise determined by the Company in general meeting the number of directors shall, in the case of a listed company, be not less than 4 (four) nor more than 20 (twenty). In the case of a Company which is not listed the number of directors shall be not less than 2 (two) nor more than 20 (twenty).

APPOINTMENT

77. The first directors of the company shall be those persons appointed in writing by the subscribers to the Memorandum: provided that if no such appointment has been, made, the first directors of the Company shall be the subscribers to the memorandum. In the case of an existing company adopting these articles, the directors in office at the date of such adoption shall continue in office subject to the provisions of these articles.

78.  The company in general meeting may from time to time appoint directors.

79. The directors shall have power at any time to appoint any eligible person as director, either to fill a casual vacancy, or as an addition to the board, but the total number of the directors shall not at any time exceed the maximum number fixed. Any director so appointed shall hold office only until the next following annual general meeting of the Company and then shall be eligible for election.

QUALIFICATION

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                                                                              24

80. Directors shall not be required to hold any shares in the Company to qualify them for appointment as directors .

MANAGEMENT OF THE COMPANY

81. The business of the company shall be manage by the directors who may pay all expenses incurred in promoting and incorporating the Company, and may exercise all such powers of the Company as are not by the Act, or by these Articles, required to be exercised by the Company in general meeting. The directors shall exercise the said powers in accordance with these Articles and in accordance with such regulations, not inconsistent with these Articles, as may be prescribed by the Company in general meeting. The article shall be construed liberally and the powers herein conferred shall be limited by reference to any power specifically conferred upon the directors in terms of any of these Articles

POWERS

82. The directors shall have the power to enter into a provisional contact for the sale or alienation of the whole or the major part of the property and assets of the Company and the rights belonging thereto or connected therewith, provided that. Such provisional contract shall only become binding on the Company if such contract is ratified and confirmed by a resolution passed by the Company in general meeting in accordance with Section228 of the Act.

83. The directors may take all steps which may be necessary or expedient in order to enable the shares, stock, debentures and other securities of the company to be introduced and dealt with and quoted upon any stock exchange in any county and may accept responsibility for and pay and discharge all taxes, duties, fees, expenses or other sums which may be payable in relation to any matters aforesaid.

84. The directors may exercise the voting power conferred by any shares in any other company held or owned by the company in such matter as they think fit, and in particular may exercise such voting power in favour of any resolution appointing them or any of them as directors or officers of such company if any resolution providing for the payment of remuneration to such directors or officers.

REMUNERATION

85. SUBJECT TO THE LIMITATION THAT THE REMUNERATION OF NON-EXECUTIVE DIRECTORS MAY NOT EXCEED IN AGGREGATE IN ANY FINANCIAL YEAR THE AMOUNT FIXED BY THE COMPANY IN GENERAL MEETING FOR THAT PURPOSE, the directors shall be entitled to such remuneration as may be determined from time to time by the Company in general meeting or by a quorum if disinterested directors. In addition, the directors shall be entitled to all reasonable expenses in travelling to and from meetings of the directors.

86. If any director be called upon to perform extra services or to make any special exertions in going or residing abroad, or otherwise, for any of the purposes of the Company, the company in general meeting or a quorum of disinterested directors may determine the remuneration to be paid to any such director for such extra services or special exertions. Such remuneration may be so determined either by way of a salary or a fixed sum or a percentage of profits or otherwise and such remuneration may be either in addition to, or in substitution for any other remuneration determined under article91. The Company may also refund to such director all reasonable expenses incurred by him while acting in the course of the business of the company.

DISCLOSURE OF INTERESTS

87. Every director shall comply with the provisions of Sections 234 to 240, inclusive of the Act.

88. (a) Save as set out in sub-paragraph (d), a director shall not vote in respect of any contract or arrangement in which he is interested (an if he shall do so his vote shall not be counted) nor shall he be counted for the purpose of any resolution regarding the same, in the quorum present at the meeting, but this shall not apply to any of the following matters:

          i) any arrangement for giving him any security or indemnity in respect of money lent by him or obligation undertaken by him for the benefit of the Company.

          ii) Any arrangement for the giving by the Company of any security to a third party in respect in respect of a debt or obligation of the Company for which he himself has assumed responsibility in whole or in part under c guarantee or indemnity or by the deposit of a security;

          iii) Any contract by him to subscribe for or underwrite shares or debentures of the Company;

          iv) Any contact or arrangement with any other company in which he is interested IN SHARES REPRESENTING NO MORE THAN ONE PER CENT OF EITHER CLASS OF THE EQUITY SHARE CAPITAL, OR THE VOTING RIGHTS of that company;

          v) Any such scheme or fund as is referred to in article 152, which relates both to directors and to employees or a class of employees and does not accord to any director as such any privilege or advantage not generally accorded to the employees to which such scheme or fund relates;

          vi) Any contracts, transactions or dealings of any nature whatsoever between the company and any other company-

                  a) which is its subsidiary, WHERE THE DIRECTOR'S INTEREST IN THE CONTRACT, TRANSACTION OR DEALING IS ONLY BY VIRTUE OF THE OTHER COMPANY BEING A SUBSIDIARY OF THE COMPANY; or

                  b) in which it is a shareholder or is otherwise interested, WHERE THE DIRECTOR'S INTEREST IN THE CONTRACT, TRANSACTION OR DEALING IS ONLY BY VIRTUE OF THE COMPANY being a shareholder of or otherwise interested in the other company; or

                  c) which is its holding company, WHERE THE DIRECTOR'S INTEREST IN THE CONTRACT, TRANSACTION OR DEALING IS ONLY BY VIRTUE OF THE OTHER COMPANY being the Company's holding company; or

                  d) which is a subsidiary of its holding company, WHERE THE DIRECTOR'S INTEREST IN THE CONTRACT, TRANSACTION OR DEALING IS ONLY BY VIRTUE OF THE OTHER COMPANY BEING A SUBSIDIARY OF THE COMPANY'S HOLDING COMPANY; or

                  e) in which its holding company is a shareholder or is otherwise interested, WHERE THE DIRECTOR'S INTEREST IN THE CONTRACT, TRANSACTION OR DEALING IS ONLY BY VIRTUE OF THE COMPANY'S HOLDING COMPANY BEING A SHAREHOLDER OR OTHERWISE INTERESTED IN THE OTHER COMPANY,

     b) The provisions of this article may BY THE COMPANY IN GENERAL MEETING at any time be suspended or relaxed to any extent and either generally or in respect of any particular contract, arrangement or transaction and any particular contract, arrangement or transaction carried out in contravention of this article may be ratified by the Company in general meeting. NOTWITHSTANDING THE PROVISIONS OF ARTICLE 64, ANY DECISION BY THE COMPANY IN GENERAL MEETING IN TERMS OF THIS ARTICLE 64(b) SHALL BE DECIDED BY A 75% (SEVENTY-FIVE PER CENTRUM) MAJORITY OF VOTES CAST BY SHAREHOLDERS PRESENT IN PERSON OR BY PROXY OR REPRESENTED AT THE GENERAL MEETING.

     c) A director, notwithstanding his interest may be counted in the quorum present at any meeting whereat he or any other director is appointed to hold at any office or place of profit under the Company or whereat the directors resolve to exercise any of the rights of the Company (whether by the exercise of voting rights or otherwise) to appoint or concur in the appointment of a director to hold any office or place of profit under any other company or whereat the terms of such appointment as herein before mentioned are considered or varied, and he may vote on any such matter other than in respect of his own appointment or the arrangement or variation of the terms thereof.

89. Nothing contained in article 91 shall be taken or construed to prevent or debar any director as a member of the Company from taking or voting upon any question submitted to a general meeting, whether that director be personally interested or concerned in that question or not.

ROTATION

90 If the Company is a listed company all the directors shall retire at the first annual general meeting of the Company and thereafter at each annual general meeting one-third of the directors, or if the number is not a multiple of three, then the number nearest to, but not exceeding, one -third shall retire from office. Subject to the provisions of article 111 the directors retiring in terms of the preceding sentence shall be the directors who have been longest in office since their last election or re-election. As between directors of equal seniority, the directors to retire shall, in absence of agreement, be selected by lot. Notwithstanding anything herein contained, if at the date of annual general meeting any director shall have held office for a period of at least 3 (three) years since his last election to re-election, he shall retire at such meeting, either as one of the directors to retire in pursuance of the foregoing or in addition thereto. A retiring director shall act as a director throughout the meeting at which he retires.

91 Retiring directors shall be eligible for re-election, but no person not being a retiring director shall be eligible for election to the office of director at any general meeting unless he, or some member intending to propose him, HAS NOT LESS THAN 7 (SEVEN) DAYS AND NOT MORE THAN 42 (FORTY-TWO) DAYS before the meeting left at the office of the Company a notice in writing duly signed signifying his candidature for the office or the intention of such member to propose him AND OF HIS WILLINGNESS TO SERVE AS A DIRECTOR.

92. If the Company is not a listed company the above provisions relating to rotation of directors shall not apply.

VACATION OF OFFICE

93. The office of director shall, notwithstanding the provisions of any agreement between the Company and the director, be vacated, ipso facto, if the director:

     a) ceases to be a director or becomes prohibited from becoming a director by virtue of any provision of the Act; or

     b) ceases to be a director by virtue of rotation in terms of article 96, unless re appointed; or

     c)   resigns his office by notice in writing to the Company; or

     d) is removed by ordinary resolution of the Company of which special notice has been given, provided that the other formalities prescribed by Section 220 of the Act are complied with; or

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     e)   is removed by resolution in writing signed by all his co-directors; or

     f) is absent for more than 6 (six) months, without permission of the director from meetings of directors held during that period, is not represented at any or the said meetings by an alternate director and is removed by resolution in writing signed by a majority of his co-directors; or reaches the age of 70

     g)   becomes insane or

     h) becomes insolvent or compounds with his creditors or is sequestrated, whether provisionally or finally.

94. Nothing contained in article 93 shall prejudice any claim for damages arising from a breach of any agreement of service entered into between the company and a director

ALTERNATE DIRECTORS

95. Each director shall have the power to nominate any person, whether a member of the Company or not, to act as alternate director in his place during his absence or inability to act as such director, provided that he appointment of such alternate director shall be approved by the board

96. An alternate director, while acting in the place of the director who appointed him, shall exercise and discharge all the powers, duties and functions of the director he represents.

97. Unless the Company so resolves in general meeting, an alternate director shall not be entitled to any remuneration or to receive reimbursement of any expenses which he has incurred while acting in the course of the business of the Company but must look to the director appointing him for such remuneration or reimbursement.

98.  An alternate director shall cease to hold office

     (a)  when the director who appointed him ceases to be a director; or

     (b) when the director who appointed him gives notice to the company that alternate director representing him has ceased to do so; or

     (c)  when the alternate director resigned his office; or

     (d) when the alternate director is removed by a resolution signed by all the directors, other than the director who appointed him; or

     (e) when the alternate director would, if he were a full director, cease to hold office as a director

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DIRECTORS' MEETINGS

CONSITITUTION

99. The directors may meet at such intervals as they may determine from time to time.

100. Where any director wishes to call a meeting of directors at any time other than established in terms of Article 99 he shall instruct the secretary to the; effect and the secretary to that effect and the secretary shall give notice of the meeting.

101. Every meeting of directors shall, except in a case of urgency, be called on not less than 7 (seven) days' written notice. Every such notice shall state the date, place and time of the meeting.

102. In the case of any matter requiring urgent attention a meeting of directors may be called on less than 7 (seven) days' notice and such notice may be given in writing or verbally or by telephone, telex or cable, as is practicable in the circumstances.

103. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be not less than 2
     (two).

104. The continuing directors may act notwithstanding any vacancy in their body, but if their number is reduced below the number fixed in terms of these articles as the minimum number of directors, the continuing directors may act for the purpose of increasing the number of directors to that number or for the purpose of convening a general meeting of the Company, but for no other purpose.

105. The directors may elect a chairman and deputy chairman of the board of directors and determine the period for which they are to hold office, provided that if the Company is a listed company the period of such appointment shall not exceed 1 (one) year. If no such chairman or deputy chairman is elected, or if at any meeting of directors the chairman and failing such chairman, the deputy chairman, is not present within 10 (ten) minutes after the time appointed for holding the meeting, the directors present may elect one of their number to be chairman of the meeting.

106. The directors may regulate and adjourn their meetings as they think fit.

RESOLUTIONS

107. Resolutions shall be determined by a majority of votes for the directors present at a meeting of directors and in the event of an equality of votes,

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     the chairman shall only have a second or casting vote if more than 3
     (three) directors are present at the meeting.

108. Subject to the provisions of these articles in regard to the number of directors necessary to form a quorum, a director may authorise any other director to vote for him at any meeting or meetings at which neither he nor any alternate director appointed by him is present. Any director so authorised shall, in addition to his own vote, have a vote for each director by whom he is authorised. Such authority must be granted in writing or given by facsimile or telegram and any such document, facsimile or telegram and any such document, facsimile or telegram shall be produced at the meeting or at the first of the meetings at which such authority is exercised, and shall be left with the secretary for filing.

CIRCULATED RESOLUTIONS

109. A resolution in writing signed by a quorum of directors, of whom at least two shall be non-executive directors, shall be as valid as if it has been passed at a meeting of directors duly held and constituted. Where a director is not so present, but has an alternate who is so present, then such resolution must be signed by the alternate. Any such resolution may consist of several document-in like form, each signed by one or more of the signatories to the resolution.

     A copy of the resolution of directors passed in terms of this article shall be sent to all the directors after the passing thereof and the resolution shall be entered into the directors' minute book and be noted at the next succeeding meeting of the directors.

EXECUTIVE DIRECTORS

110. The directors may from time appoint one or more of their body to any executive office in the Company, and may from time to time remove or dismiss the person or persons so appointed and appoint another person or persons in his or their place or places. Every such appointment shall be made by a quorum of disinterested directors. No director shall be appointed by any such office for a period in excess of 5 (five) years at any one time.

111. If a director is appointed to any executive office in the Company the contract under which he is appointed may provide that he shall not for a period of 5 (five) years or for the period during which he continues to hold that office, whichever period is the shorter, be subject to retirement by rotation. In such case he shall not be taken into account in determining the retirement of directors by rotation. Notwithstanding the aforegoing, where the Company is a listed company the number of directors who may be appointed to an executive office on the condition that they shall not be subject to retirement by rotation shall not equal or exceed one-half of the total number of directors at the time of such appointment.

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112. SUBJECT TO THE LIMITATION THAT AN EXECUTIVE DIRECTOR'S SALARY OR DIRECTOR'S
     FEES WILL NOT INCLUDE A COMMISSION ON, OR PERCENTAGE OF, OPERATING REVENUE, the remuneration of executive directors appointed in terms of Article 110 shall from time to time be fixed by a quorum of disinterested directors or by the Company in general meeting.

113. The directors may from time to time entrust to and confer upon a managing director or other executive director for the time being such of the powers exercisable under these articles by the directors as they may deem fit, and may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the directors in that behalf, and may from time to time evoke, withdraw, alter or vary all or any of such powers.

114. A person appointed to an executive office in terms of Article 110 shall be subject to the like provisions relating to vacation of office as the other directors of the Company, and if he ceases to hold the office of director from any cause he shall ipso facto cease to hold such executive office.

COMMITTEES

115. The directors may delegate any of their powers to a committee or committees consisting of such member or members of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated conform to any rules issued by the directors from time to time.

116. A committee may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present with 10 (ten) minutes after the time appointed for holding the same, the members present may elect 1 (one) of their number to be chairman of such meeting.

117. A committee may meet and adjourn as it may think fit. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the event of an equality of votes the chairman shall have no second or casting vote.

118. Any director who serves on any committee or who devotes special attention to the business of the Company in such capacity may be paid such extra remuneration, in addition or otherwise as a disinterested quorum of directors may determine.

119. Without prejudice to the general powers of the directors the directors may:

     a) appoint persons resident in a foreign country to be a local committee for the Company in that country; remove or suspend such local committee or any members thereof; and fix and vary the remuneration payable to the members of any such committee;

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     b)   open transfer offices of the Company and close the same at their discretion;

     c) appoint or remove agents to represent the Company for such purposes as the directors may determine;

     d) give such agents the power to appoint substitute agents to act in their place during their absence or inability to act, to remove such substitutes, and to appoint others; and

     e) grant to such committee members or agents power to appoint other persons as co-committee members or joint agents.

120. Each local committee member shall have the power to nominate and appoint from time to time an alternate committee member with full power and authority to act in his place during his absence or inability to act, and to remove such alternate and to appoint another in his place. All such appointments shall be subject to the approval of the directors. No local committee member or his alternate shall be obliged to be members of the Company.

121. Any director may act on any local committee appointed in terms of Article 125 when present in the country for which the committee is appointed to act, and may take part in the proceedings of such committee and have the same rights and privileges as any member of the committee resident in the country for which the committee is appointed.

AGENTS

122. The directors may at any time and from time to time by power of attorney appoint any person or persons to be the agent or attorney of the Company for such purposes and with such powers, authorities and discretions, not exceeding those vested in or exercisable by the directors under these articles, and for such period and subject to such conditions as the directors may from time to time think fit, and any such appointment may, if the directors think fit, be made in favour of the members or any of the members of any local committee established under Article 125, or in favour of any company or the members, directors, nominees, or managers of any company or firm or in favour of any varying body of persons, whether nominated directly or indirectly by the directors.

123. Any such agent or attorney may be authorised by the directors to delegate all or any of the powers, authorities and discretions for the time being vested in them.

BORROWING POWERS

124. Subject to Articles 125 and 127 the directors may from time to time at their discretion raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company as they see fit, and in particular

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     may pass mortgage bonds or issue debentures or debenture stock of the
     Company whether unsecured or secured by all or any part of the property of the Company, whether present or future.

125. Where the Company is a listed company and is not a subsidiary of a listed company, the directors shall so restrict the borrowing of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary companies (as regards subsidiary companies in so far as by such exercise they can procure) and that the aggregate principal amount outstanding in respect of companies for the time being (hereinafter referred to as "the Group"), as the case may be, exclusive of intercompany borrowings, shall not except with the consent of the Company in general meeting exceed R30 000 000 (thirty million rand) or the aggregate from time to time of the issued and paid up capital of the Company together with the aggregate of the amounts standing to the credit of all distributable and nondistributable reserves (including minority interests in subsidiary companies and provisions for deferred taxation), any share premium accounts of the Company and its subsidiaries certified by the Company's auditors and as attached to or forming part of the last annual financial statements of the Company or of the Group, as the case may be, which shall have been drawn up to be laid before the Company in general meeting at the relevant time, whichever is the greater; provided that no such sanction shall be required to the borrowing of any monies intended to be applied and actually applied within 90 (ninety) days in the repayment (with or without any premium) of any monies then already borrowed and outstanding and notwithstanding that such new borrowing may result in the abovementioned limit being exceeded.

126. For the purpose of Article 125 "borrowings" shall:

     a) without limitation, include monetary guarantees executed by the Company or by any controlled company or subsidiary of the Company other than:

          i) guarantees in respect of the borrowing of monies, where the amount or such borrowing is already included in the aggregate referred to in Article 125;

          ii) guarantees of the obligations of any subsidiary where such obligations arise from acts which, if they had been performed by the Company as principal, would not constitute borrowings within the meaning of this article;

          provided that where the guarantees have been executed to secure bank overdraft or other facilities, of a variable nature, such guarantees shall only be deemed to be borrowings to the extent to which such overdraft or other facilities are used from time to time;

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     b)   not include any borrowing by the Company from any of its subsidiaries or by any of it subsidiaries from the Company or from any other of its subsidiaries.

127. In the event that the Company is a subsidiary of a listed holing company, the total amount owing by the Company in respect of monies so raised, borrowed or secured shall not exceed the amount authorised by its listed holding company.

128. No lender or person dealing with the Company shall be obliged to see or enquire whether the restrictions imposed by Articles 125 and 127 are observed.

129. Debentures, debenture stock, bonds and other instruments of debt may be issued at par or at a discount or at a premium, and with any special privileges as to redemption, surrender and drawings, provided that no special privileges as to allotment of shares or stock, attending and voting at general meetings, appointment of directors or otherwise shall be given save with the sanction of the Company in general meeting.

RESERVES

130. The directors may, before declaring or recommending any dividends, set arise out of the amount available for dividends such sum as they think proper as a reserve or an addition thereto. The directors may divide the reserve into such special funds as they think fit, with full power to employ the assets constituting such fund or funds in the business of the Company or they may invest the same upon such investments (other than shares of the Company) as they may select without being liable for any depreciation of or loss in consequence of such investments, whether the same be usual or authorised investments for trust funds or not.

131. The reserve may, at the discretion of the directors, be applicable for the equalisation of dividends or for making provision for exceptional losses, expenses or contingencies or the extension or development of the Company's business or for writing down the value of the assets of the Company, or for repairing, improving and maintaining any buildings, plant, machinery or works connected with the business of the Company, or to cover the loss in wear and tear or other depreciation in value of any property of the Company or for any other purpose to which the profits of the Company may be properly applied, and the directors may at any time divide among the members by way of bonus or special dividends any part of the reserve which in their opinion is not required for the purposes aforesaid, and as may be permitted by the Statutes.

DIVIDENDS

DECLARATION

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132. The Company in general meeting or the directors may from time to time declare a dividend to be paid to the members in proportion to the number of their shares.

133. No larger dividend shall be declared by the Company in general meeting than is recommended by the directors, but the Company in general meeting may declare a smaller dividend.

134. No dividend shall be declared except out of the profits of the Company. The declaration of the directors as to the amount of the profits of the Company shall be conclusive.

135. a) Dividends shall be declared in South African currency provided that the directors shall have power, where any members of the Company reside outside the Republic, to declare a dividend in any other relevant currency subject to such laws or regulations as may be applicable thereto, and in such event to determine the date on which and the rate of exchange at which it shall be converted into the other currency.

     b)   No dividend shall bear interest against the Company.

     c) Dividends may be declared either free or subject to the deduction of income tax and any other tax or duty in respect of which the Company may be chargeable.

PAYMENT

136. Dividends shall be payable to shareholders standing registered as at a date to be determined which date shall be subsequent to the date of declaration or the date of confirmation of the dividend, whichever is the later. The period between the later of the said dates and the date of closing the transfer registers in respect of the dividend shall where the Company is a listed company be not less than 14 (fourteen) days.

137. Any dividend declared may be paid and satisfied, either wholly or in part, by the distribution of specific assets, and in particular of shares or debentures of any other company, or in cash, or in any one or more of such ways, as the directors may at the time of declaring the dividend determine and direct. If any difficulty arises in the course of such distribution the directors may settle the manner of distribution as they think expedient, and in particular pay assign a value to any specific assets, determine that cash payments shall be made to any members upon the basis of such valuation and vest any such assets in trustees upon trust for the persons entitled to the dividend in such manner as they see fit.

138. Any dividend may be paid by cheque, warrant, coupon or otherwise as the directors may from time to time determine, and may, if paid otherwise than by coupon, be sent by post to the last registered address of the member entitled thereto or, in the case of the joint holding, of the member first

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     names in the register in respect of such holding, or may be sent to any other address specified for the purpose by such member of first named member, as the case may be.

139. The payment of such cheque or warrant or the surrender of any coupon shall be a good discharge to the Company of the obligation to pay the amount specified in such document. In any case where several persons are registered as the joint holders of any share, any one of such persons may give effectual receipt for all dividends and payments on account of dividends in respect of such share.

140. The Company shall not be responsible for the loss of, or any delay in, the transmission of any cheque, warrant or other document sent through the post to the registered address of any member whether or not such document was so sent at the request of such member.

FORFEITURE

141. All unclaimed dividends may be investor or otherwise made use of by the directors for the benefit of the Company until claimed. Any dividend remaining unclaimed for a period of 12 (twelve) years from the date of declaration thereof may be declared by the directors to be forfeited to the Company.

CAPITALISATION

142. The Company may appropriate any sum forming part of the undivided profits which stand to the credit of the reserves of the Company or which are otherwise available for dividends:

     a) In pursuance of a special resolution, to Stated Capital Account in terms of Article 19 (b);

     b) In pursuance of an ordinary resolution, to a non-distributable reserve designated for the purpose, if such sum does not at such time form part of a non-distributable reserve.

143. The reserves of the Company, including the non-distributable reserves, may at any time be applied in paying up shares of the Company and in issuing such shares to the members of the Company in accordance with the provisions of these articles relating to the issue of shares. Any such shares may be distributed among existing holders of the class of shares to which such shares belong, pro rata to their existing holdings, or may be dealt with in such other manner as the Company or the directors, as the case may be, may, subject to these articles, determine.

144. If any difficulty arises in the issue of any shares in terms of Article 146 the directors may settle the same as they think expedient, and in particular they may issue certificates, fix the value for distribution of such shares, make cash payments to any holders of shares on the basis of the value so

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     fixed in order to adjust rights, and vest any shares or assets in trustees upon trust for the persons entitled to participate in such issue as may seem just and expedient to the directors.

145. A contract or memorandum shall be filed where appropriate in accordance with Section 93 of the Act and the directors may appoint any person to sign such contract on behalf of the persons entitled to participate in the issue, and such contract may provide for the acceptance by such holders of the shares to the allotted to them respectively in satisfaction of their claims.

PENSION FUNDS

146. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension, provident retirement annuity or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to:

     a) any person who are or were at any time in the employment or service of : the Company; or any company which is a subsidiary of the Company; or any company which is allied to or associated with the Company; or

     b) any persons who are or who were at any time salaried directors or salaried officers of the Company or of any other company referred to in (a) above; and

     c)   the wives, widows, families and dependants of any persons specified in
          (a) or (b).

147. A director shall be entitled to participate in and retain for his own benefit any donation, gratuity, pension, allowance or emolument in terms of
     Article 146.

CLUBS AND CHARITIES

148 The directors may establish or subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the general interests and well-being of the Company or of any companies or persons referred to in Article 152, and make payments for or towards the insurance of any such persons, and subscribe or guarantee money for any charitable or benevolent objects or for any exhibition, or for any public, general or useful object, and do any of the matters aforesaid either alone or in conjunction with any other person.

RECORDS

REGISTERS

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                                                                              38

149 The directors shall keep and maintain a register of members of the Company in one of the official languages of the Republic and an index thereto as provided in Sections 105 and 106 of the Act. In addition to any such register the Company may maintain a branch register under the provisions of
     Section 107 of the Act.

150  There shall be entered in the register of members:

     a)   the names and addresses of the members;

     b) the shares held by each member, distinguishing each share by its denoting number, if any, by its class or kind, and by the amount paid or deemed to be paid thereon;

     c) the date on which the name of the person was entered in the register as a member;

     d)   the date on which any person ceased to be a member.

151  The directors shall keep and maintain:

     a) a register of directors and officers of the Company and shall enter therein the particulars required by Section 215 of the Act; and

     b) a register of interests of directors and officers in contracts, in one of the official languages of the Republic, and shall enter therein the particulars of any declarations of interest made under Sections 234, 235 and/or 237 of the Act; and

     c) a register of interests of directors, past directors, officers and other persons in the shares and debentures of the Company and shall enter therein the particulars of any such interests declared under
          Section 230 of the Act.

152  The directors shall keep and maintain:

     a) a register of pledges, notarial bonds, mortgage bonds and notarial debentures in accordance with the provisions of Section 127 of the Act; and

     b)   a register of debenture holders in accordance with the provisions or
          Section 128 of the Act.

153  Each of the registers referred to in Articles 149, 150, 151 and 152:

     a) shall be kept at the office or at any office of the Company in the Republic where the work of making up such register is carried out or at the office of an agent of the Company in the Republic where the work of making up such register is carried out;

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                                                                              39

     b) shall, except in the case of the register of members when such register is closed under the provisions of Article 160, be open to the inspection of members during business hours, subject to any reasonable restriction from time to time imposed by the Company in general meeting.

154 The transfer books and register of members may, upon notice being given by advertisement in the Gazette and a newspaper circulating in the district in which the registered office is situate, and in the case of any branch register in the manner required by Section 108 of the Act, be closed during such time as the directors think fit, but not exceeding in total 60 (sixty) days in any year.

MINUTES

155 The directors shall in terms of Sections 204 and 242 of the Act cause minutes of the following matters to be inserted in books kept for the purpose:

     a) all resolutions and other proceedings of any general meeting or any meeting of any class of members of the Company;

     b) all resolutions and other proceedings of any meeting of the directors or of any executive or other committee.

     Such minutes shall specify, without limitation, all resolutions to appoint directors and all resolutions passed in terms of Article 115 and shall record the names of a director attending meetings of the directors or of any executive or other committee.

156 Any minutes of a meeting of the Company or of the directors or of any/executive or other committee, and any extract therefrom purporting to be signed by any one director or the secretary, shall be receivable in evidence of the matters recorded therein. Any minutes of any resolution made in pursuance of Article 109 and any extract therefrom purporting to be signed by any one director or the secretary, shall be receivable in evidence of the matters recorded therein.

ACCOUNTING RECORDS

157  The directors shall cause accounting records to be kept in accordance with
     Section 284 of the Act.

158 The accounting records referred to in Article 157 shall be kept at the office or such other place or places as the directors may think fit.

159 The accounting records shall be open for inspection by any of the directors at any time. The directors shall from time to time determine whether and to what extent and at what times and places and under what

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     conditions the accounting records of the Company or any of them shall be open to inspection by members not being directors, and, subject to the rights granted to members in terms of the Act, no member other than a director shall be entitled to inspect any of the accounting records or other documents of the Company unless authorised by the directors or by the Company in general meeting.

ANNUAL FINANCIAL STATEMENTS

160 The directors shall from time to time, in accordance with Sections 286 and 288 of the Act, cause to be prepared and laid before the Company in general meeting such annual financial statements, group annual financial statements and group reports, if any, as are referred to in these sections.

161 The directors shall in accordance with Section 303 of the Act, prepare or cause to be prepared half-yearly interim reports, copies of which shall be sent to every member of the Company and to the Registrar.

162 Not less than 21 (twenty-one) days before the date of any annual general meeting a copy of the relevant annual financial statements and group annual financial statements to be laid before such meeting shall be delivered or sent by post to the registered address of every member and debenture holder of the Company and shall also be sent to the Company's auditors and to the Registrar. In addition and simultaneously, where the Company is a listed company, such number of copies of the aforesaid financial statements shall be forwarded to the JSE Securities Exchange South Africa as determined by the JSE Securities Exchange South Africa from time to time. Nothing contained in this article shall impose a duty on the directors to send copies of such documents to any person whose address is not know to the Company or, where any share or debentures are jointly held, to more than one of the joint holders of such shares of debentures.

AUDIT

163 An auditor or auditors shall be appointed in accordance with Chapter X of the Act. An auditor may be a member of the Company but no person shall be eligible to be appointed as an auditor of the Company who has any interest otherwise than as a member, in any transaction to which the Company is a party, or who holds any office in the Company other than that of auditor, whether as director, manager, secretary or otherwise. If an auditor during his term as auditor, acquires an interest, or is appointed to an office, which renders him ineligible for appointment as an auditor, then such persons shall ipso facto cease to be an auditor of the Company.

164 An auditor of the Company shall, subject to the provisions of the Act and of Article 163, hold office until another appointment or other appointments to the office shall be made at a general meeting of the Company.

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                                                                              41

165 Any casual vacancy occurring in the office of auditor may be filled up by the directors and any person so appointed shall, subject to the provisions of Sections 275, 277 and 278 of the Act, continue in office until the first general meeting held after the appointment of such person, provided that if such general meeting fails to appoint an auditor in the place of the auditor whose office was vacated and if the person appointed by the directors to fill the place of such person be the only existing auditor of the Company, then such persons may continue in office until such time as the Company in general meeting appoints an auditor or auditors or until the directors appoint some other person to fill the casual vacancy.

166  The directors shall fix the remuneration of the auditors.

167 At least once in every year the accounting records of the Company shall be audited for this purpose:

     a) the auditors shall be supplied with copies of the annual financial statements intended to be laid before the Company in general meeting;

     b) the auditors shall at all times have access to the books and accounts of the Company;

     c) the auditors may, for the purpose of the audit, examine the directors or officers of the Company.

     In addition to such audit the auditors shall make a report to the members in compliance with the Act.

168 If the Company is a holding company as defined in Section 1 of the Act, then the directors' report which is included in the consolidated or group financial statements issued by the Company in terms of the act shall disclose:

     a) full details of all matters material to an understanding of the state of affairs and business of the Company and the profit and loss earned or incurred by the Company and its subsidiary companies, if any;

     b) the matters prescribed by Schedule 4 of the Act where these are applicable; and

     c) where the Company is a listed company, full details of all special resolutions and resolutions (excluding resolutions or a routine nature passed in the normal course of business) passed at general meetings of the Company's subsidiary companies since the date of the previous annual financial statements of the Company.

169 The financial statements of the Company for any year, where certified by the auditors and laid before a general meeting, shall be deemed to be correct, and shall not in any case be re-opened, provided that if any error

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                                                                              42

     is discovered in such statements within a period of 3 (three) months following such general meeting, then such statements shall forthwith be corrected and re-certified by the auditors and thenceforth shall be deemed to be correct.

NOTICES

BY HAND OR BY POST

170 Subject to the provisions of Articles 173 or 174 any notice to be given by the Company to a member shall be given by hand or sent by post by a prepaid letter addressed to the registered address of such member. A NOTICE SENT TO AN ADDRESS OUTSIDE THE REPUBLIC MUST BE SENT BY AIRMAIL, FAX OR IN ANOTHER WAY THAT ENSURES THAT IT IS RECEIVED QUICKLY..

171  Where notice is to be given by hand or by post then:

     a) in the case of the joint holders of any share, such notice shall be effected by giving notice to the joint holder whose name appears first in the register of members in respect of such share; and notice so given shall be sufficient notice to all the holders of such share;

     b) in the case of any share registered in the name of a member who is a minor, or subject to the marital power, or insolvent, or deceased or for whom a curator bonis has been appointed or is under judicial management or is in liquidation, notice may be given by hand to the person claiming to be entitled to the share in consequence of such state of affairs or may be sent by post in a prepaid letter addressed to such person by name or by the title of representative of the deceased, or trustee of the insolvent or by any like description, at any address supplied for the purpose by such person, provided that if no such address has been supplied, notice may be given in the manner in which the same might have been given had such state of affairs not existed.

172 Any notice or document delivered or sent by post or left at the registered address of any member in pursuance of these articles shall, notwithstanding that such member be then deceased, and whether or not the Company has received notice of his decease, be deemed to have been duly served in respect of any shares, whether held solely or jointly with other persons, unless some other person be registered in his stead as a holder or joint holder thereof, and such service shall, for all purposes, be deemed to be sufficient notice to his or her heirs, executors or administrators and/or to any joint holder of such shares.

BY ADVERTISEMENT

173 Notice to the holder of share warrant shall, unless the conditions of issue provide that such holder shall receive notices by hand or by post, be given by advertisement.

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                                                                              43

174 Where any notice is required by these articles to be given by the Company to the members or any of them such notice may be given by advertisement.

175 Any notice which must be given, or which may be given by advertisement shall, subject to the provisions of the Act, be inserted in a newspaper circulating in the town or district in which the registered office of the Company is situated; provided that where a branch register or transfer office has been established such advertisement shall also be inserted in at least one newspaper circulating in the district which such branch register or transfer office is located.

PROCEDURE

176 In every notice calling a meeting of the Company or of any class of members of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote in lieu of such person, and that a proxy need not also be a member.

177 Any notice by post shall be deemed to have been served at the time when the letter containing the same was posted, and in proving the giving of the notice by post it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and posted.

178 Where a given number of days notice or notice extending over any period is required to be given, the day of service shall not, unless it is otherwise provided be counted in such number of days or period.

179 Every person who by operation of law, transfer or other means whatsoever, shall become entitled to any share shall be bound by every notice in respect of such share which, prior to the date on which his name and address is entered on the register, is given to the person from whom he derives his title to such share.

NOTICE OF GENERAL MEETINGS

180  Notice of a general meeting shall be given:

     a) to every member of the Company except any member who has not supplied the Company a registered address for the giving of notices;

     b) to every person entitled to a share in consequence of the death or insolvency of a member;

     c)   to the directors and the auditor for the time being of the Company;
          and

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                                                                              44

     d)   by advertisement to the holders of share warrants to bearer.

     No other person shall be entitled to receive notice of general meetings.

VALIDITY OF ACTS

181 Accidental omission to give notice of any general meeting to any member of the Company or the non-receipt of such notice by any member shall not invalidate any resolution passed at any such meeting.

182 All acts done at any meeting of the directors or at any executive or other committee of the directors, or by any person acting as a director, shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of the director or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person has been duly appointed and was qualified to be a director.

183 No provision of these articles and no regulation prescribed by the Company it general meeting shall retrospectively invalidate any prior act of the directors which would have been valid had such article or regulation not been enacted.

WINDING UP

184 If the Company is wound-up, then the assets remaining after payment of all the debts and liabilities of the Company, including the costs of liquidation, shall be applied to repay to the members the amount paid up on the issued capital of the Company and thereafter the balance shall be distributed to the members in proportion to their respective shareholdings; provided that the provisions of this article shall be subject to the rights of the holders of any shares issued upon special conditions.

185 Any part of the assets of the Company, including any shares or securities of other companies, may on a winding-up, and with the sanction of a special resolution of the Company, be paid to the members of the Company in specie, or may be vested in the trustees for the benefit of such members, and the liquidation of the Company may thereupon be concluded and the Company dissolved.

LIABILITY

186 Subject to the provisions of Sections 247 and 248 of the Act, every director, manager, auditor or secretary and other officer or employee of the Company shall be indemnified and held harmless by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses, including travelling expenses, which any such officer or employee may incur or become liable to pay by reason of any contract entered into, or any act or omission done or omitted to be done by him in the discharge of his duties or in his capacity as such officer or employee.

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                                                                              45

187 Subject to the provisions of the Act, no director, manager, secretary or other officer or employee of the Company shall be liable for any act or omission of any other director, manager, secretary or other employee of the Company; or for joining in any receipt or other act; or for any loss or expense suffered by the Company in consequence of any absence of, or any defect in, any title to any property acquired by order of the directors for or on behalf of the Company; or for any absence of, or defect in, any security upon which any of the moneys of the Company shall be invested; or for any loss or damage arising from the insolvency of delictual act of any person with whom any moneys, securities or assets shall be deposited; or for any loss or damage occasioned by an error of judgement or oversight on the part of such director, manager, secretary or other officer or employee; or for any other loss, damage or misfortune whatever which shall happen in or in relation to the execution of his office or employment, unless the same be attributable to his own negligence, default, breach of duty or breach of trust.

PREFERRED ORDINARY SHARES

188. Each of the preferred ordinary par value shares of R1.00 (one rand) each ("a preferred ordinary share") carries the following special rights and is subject to the following special conditions.

     188.1 Each preferred ordinary share carries the right to receive out of the profits of the Company which it or its directors determine to distribute from time to time in respect of the period commencing on the date on which the preferred ordinary share is allotted to 31 December 1997 (both dates included) ("the preferred period"), in priority to the declaration of any dividend during the preferred period in respect of the Company's ordinary shares allotted from time to time, a fixed annual cumulative preferred cash dividend ("the preferred dividend") at the rate of 8% (eight per centum) per annum calculated on the subscription price payable on the allotment of the preferred ordinary share (being the par value of the preferred ordinary share and any premium payable on its allotment) one-half of which shall be payable half-yearly in arrear and which half-yearly dividends shall be declared during January in respect of the half-year ending 31 December and during July in respect of the period ending 30 June 1996 provided that the amount of the first such declaration shall be calculated on a proportionate basis from the date of allotment of the preferred ordinary share to 30 June 1996. The last such half-yearly preferred dividend shall be in respect of the half-year ending 31 December 1997. Each preferred dividend shall accrue to preferred ordinary shareholders registered as such on 31 December or 30 June, as the case may be, and shall be payable not later than 21 days after its declaration ("the due date").

     188.2 Should the Company for any reason fail to pay any preferred dividend referred to in 188.1, whether declared or not, on a due

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                                                                              46

            date the unpaid preferred dividend shall bear interest at the rate of 8% (eight per centum) per annum calculated on the subscription price payable on the allotment of the preferred ordinary share from the date after the due date in question to the date of payment by the Company of the overdue preferred dividend in question (both days included). The interest shall be compounded monthly in arrear and shall be payable simultaneously with the payment by the Company of the preferred dividend in question.

     188.3 No dividend may be declared in respect of any of the Company's ordinary shares if any preferred dividend referred to in 188.1 has not been declared and no dividend may be paid in respect of any of the Company's ordinary shares if any dividend referred to in 188.1 and the interest payable in terms of 188.2 in respect of any overdue preferred dividend has not been paid.

     188.4 During the period from the date of allotment of a preferred ordinary share to the thirtieth day after such date of allotment both days included and during February and August of each year ("the election periods"), the holder of a preferred ordinary share may, by lodging a form of election and surrender in the form prescribed by the Company (which form may be obtained from the Company or its transfer secretaries as referred to below) and accompanied by the surrender of the share certificate issued by the Company in respect of the preferred ordinary share in question, elect to convert the preferred ordinary share into an ordinary share raking pari passu in every respect with all the other ordinary shares then allotted by the Company except that the ordinary share in question shall not be entitled to participate in or to receive any dividends declared or which may be declared by the Company on its ordinary shares to ordinary shareholders registered as such on a record date prior to the date of such conversion in terms of this article 188.4. Upon receipt by the Company of such form of election and surrender accompanied by such share certificate, the preferred ordinary share shall be automatically converted into and redesignated as an ordinary share. At the request of the holder of a preferred ordinary share, the Company or its transfer secretaries shall furnish to such holder a form of election and surrender for use by such holder to convert the preferred ordinary share into an ordinary share in terms of this article 188.4. The form shall permit the holder of more than one preferred ordinary share to elect to convert only some of the preferred ordinary shares held by that holder and shall give details of the manner in which and the place(s) at which the share certificate for the preferred ordinary share shall be surrendered. The right of the holder of a preferred ordinary share to accumulated (but not declared) preferred dividends referred to in 188.1 and to receive interest which may have been payable in terms of 188.2 in respect of any overdue preferred dividend shall cease with effect from the date on which the preferred ordinary share is converted into and redesignated as an ordinary share in terms of this article 188.4

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                                                                              47

     188.5 On a date to be determined by the directors of the Company, which date shall be within 7 (seven) days (excluding Saturdays, Sundays and public holidays in the Republic of South Africa) of the date on which the special resolution passed by the Company in general meeting to insert this article 188.5 into the Company's articles of association is registered by the South African Registrar of Companies ("the conversion date") -

            188.5.1   the Company shall grant, credited as fully paid, to each
                  preferred ordinary shareholder registered as such at the close of business of the day immediately preceding the conversion date ("the record date"), one option, having the same terms and conditions as the options in existence at the time of the passing of the special resolution to adopt this article 188.5, for every preferred ordinary share held at the record date; and

            188.5.2   Immediately after the options referred to in 188.5.1 have
                  been granted, each preferred ordinary share shall be automatically converted into and redesignated as an ordinary share ranking pari passu in every respect with all the other ordinary shares then allotted by the Company.

     188.6 The Company shall give notice, in terms of the Company's articles of association, to the holders of the preferred ordinary shares of the automatic conversion and redesignation of such preferred ordinary shares into ordinary shares in terms of 188.5.2 within 21 (twenty-one) days of the conversion date referred to in 188.5. The notice shall include a form of surrender and shall give details of the manner in which and the place(s) at which the share certificates for the preferred ordinary shares shall be surrendered. The certificates for preferred ordinary shares surrendered in terms of this article 188.6 shall be cancelled and, against such surrender, the Company shall issue, free of charge, new certificates for the options granted in terms of 188.5.1 and new certificates for the ordinary shares into which the preferred ordinary shares will have been converted and redesignated, provided that the directors may dispense with such surrender on such basis as they may deem fit, including but not limited to requiring that an indemnity, in a form and on terms acceptable to them, is furnished to them.

     188.7 If the Company changes the date on which its financial year ends then the necessary amendment shall be made to the relevant dates referred to in this article 188 by special resolution of the Company to give effect thereto and to which the provisions of 188.8 and
            188.9 shall not apply.

     188.8 The rights and conditions referred to in 188.1 to 188.7 may only be cancelled or varied or added to with either -

            188.8.1   the consent in writing of the registered holders of at
                  least three-quarters of the preferred ordinary shares; or

            188.8.2   the prior sanction of a resolution passed at a separate
                  class general meeting of the holders of the preferred ordinary shares in the same manner, mutatis mutandis, as a special resolution of the Company and to which separate

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                                                                              48

                  class general meeting (or any adjournment of that meeting) the provisions of the Company's articles of association then in force in respect of the consent to the variation of any of the special rights or privileges attached to any class of its shares shall apply, mutatis mutandis, except that the quorum for the separate class general meeting shall be the holders of preferred ordinary shares present in person or by proxy holding at least one-quarter of those preferred ordinary shares and that if at any adjournment of that meeting that quorum is not present then the provisions of the Company's articles of association then in force in regard to an adjourned general meeting shall then apply, mutatis mutandis, and by special resolution of the Company.

     188.9 For the purposes of 188.8 the special rights and conditions in question shall be regarded as being varied by -

            188.9.1   the creation or allotment of any shares of any kind
                  whatsoever ranking in some or all respects in priority to or pari passu with the preferred ordinary shares;

            188.9.2   the convening of a general meeting to consider a special
                  resolution reducing the Company's issued share capital by the cancellation of any or all of the preferred ordinary shares or any part of the capital paid up in respect of all of the preferred ordinary shares.

     188.10 As from the date of allotment of each preferred ordinary share, each preferred ordinary share shall otherwise rank pari passu in every respect with all of the ordinary shares then allotted by the Company.

"A" ORDINARY SHARES

189 The "A" ordinary shares in the share capital of the Company shall confer the right on a winding-up of the Company, in priority to the holders of ordinary shares, but after the holders of preferred ordinary shares in the share capital of the Company, to the repayment of an amount equal to the sum of the paid up value of the "A" ordinary shares together with any premium paid on the issue of such shares. Save as aforesaid and subject to the provisions of Section 195 of the Act, the "A" ordinary shares and the ordinary shares in the share capital of the Company shall rank pari passu in all respects.

CUMULATIVE PREFERENCE SHARES

190 Each cumulative preference shares of 10 cents each ("a cumulative preference share") carries the following special rights and is subject to the following special conditions:

     190.1  For the purposes of this article -

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                                                                              49

            190.1.1 "the mineral rights" means the following mineral rights held at 28 July 1997 by Randgold & Exploration Company Limited (Registration No. 1992/005642/06) under:

                190.1.1.1 Notarial Deed of Cession of Mineral Rights No.
                          K868/93RM other than the mineral rights described in paragraphs 13 to 24 thereof;

                190.1.1.2 Paragraphs A1 to 22, 37 to 39, 57 to 66, 77 to 80, B
                          and C of Notarial Deed of Cession of Mineral Rights No. K6958/93 RM;

                190.1.1.3 Notarial Deed of Cession of Mineral Rights No.
                          K6673/93 RM;

                190.1.1.4 Paragraph 71 of Notarial Deed of Cession of Mineral
                          Rights No. K60668/93 RM;

                190.1.1.5 Paragraphs A1 to 6 of Notarial Deed of Cession of
                          Mineral Rights No. K5619/94 RM;

                190.1.1.6 Notarial Deed of Cession of Mineral Rights No.
                          K3457/95 RM;

                190.1.1.7 Deed of transfer No. 89/96;

            190.1.2 "a prescribed period" means, in the case of the first prescribed period, the period from the date on which the Company acquires the mineral rights to 31 December 1997 and, in respect of each subsequent prescribed period, the period from the first day after the expiry of the immediately preceding prescribed period to the next following 30 June or 31 December, as the case may be;

            190.1.3 "the prescribed portion" means, in relation to each preference dividend referred to in article 43.2, one divided by the number of cumulative preference shares in issue at the date on which holders of the cumulative preference shares must be registered as such in order to receive the preference dividend in question.

     190.2 Each cumulative preference share carries the right to receive out of the profits of the Company which it or its directors determine to distribute from time to time, in priority to any other shares for the time being issued by the Company but after any preferred ordinary shares of no par value in the issued share capital of the Company,

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                                                                              50

            a cumulative preferential dividend ("the preference dividend") equal to the prescribed portion of 3% of -

            190.2.1 the gross income derived by the Company during the prescribed period in question arising from its ownership of the mineral rights or the use, exploitation or other application of the mineral rights or arising in any other way from the mineral rights; and

            190.2.2 any consideration received by the Company in respect of the disposal of all or part of the mineral rights. If any consideration received by the Company in regard to the disposal of all or part of the mineral rights is not expressed in cash in the currency of the Republic or if the consideration in respect of the mineral rights is not separately stated, such consideration or the mineral rights, as the case may be, shall be valued by an appropriately qualified independent person appointed by the directors of the Company as a cash amount in the currency of the Republic and such cash amount shall be regarded as being income derived by the Company.

     190.3 Each preference dividend shall be calculated in respect of each prescribed period and shall be payable within three months after the expiry of the prescribed period to which it relates.

     190.4 On a winding-up of the Company or on any repayment of its capital, the cumulative preferences shares shall rank, in regard to all arrears of preference dividends (whether declared or not) calculated to the date of the distribution or repayment, prior to any other shares for the time being issued by the company but after the preferred ordinary shares of no par value in the issued share capital of the Company.

     190.5 Except as set out in articles 190.2 to 190.4, the cumulative preference shares shall not be entitled to any further participation in the profits or assets of the Company, or, on its winding-up, in the distribution of its surplus assets.

     190.6 The holder of a cumulative preference share shall be entitled to receive notice of and be entitled to attend but not to vote at any general meeting of the Company in respect of the cumulative preference share unless -

            190.6.1 the preference dividend in respect of any prescribed period is in arrears for more than six months at the date on which the notice convening the general meeting is posted to the Company's members, in which event the holder of the cumulative preference

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                                                                              51

                      share shall be entitled to vote on all the resolutions which are to be proposed at that general meeting; or

            190.6.2   a resolution is to be proposed at the general meeting -

                  190.6.2.1 which directly or indirectly adversely affect the rights attached to the cumulative preference shares or directly affects the interests of the holders of the cumulative preference shares (which includes, without detracting from the generality thereof, a resolution to wind-up the Company or to place it under judicial management or to convert any of its shares which hat the date of the allotment of the cumulative preference shares is not a redeemable share into a redeemable share or to reduce its issued share capital, share premium, capital redemption reserve fund or stated capital but does not include the creation or allotment or any other shares of any other class unless those other shares will rank, as regards participation in the profits or assets of the Company, in some or all respect in priority to or pari passu with the cumulative preference shares); or

                  190.6.2.2 for the disposal of the whole or substantially the whole of the undertaking of the Company or the whole or the greater part of the assets of the Company; or

                  190.6.2.3 for the disposal of the whole of the greater part of the mineral rights,

                  in which event the holder of the cumulative preference share shall be entitled to vote on any such resolution.

     190.7 The holder of a cumulative preference share who is entitled to vote at a general meeting in terms of article 190.6 -

            190.7.1 who is present in person at the general meeting shall have one vote on a show of hands on each resolution on which the holder of the cumulative preference share is so entitled to vote;

            190.7.2 who is present in person or is represented by a representative or by a proxy at the general meeting shall, on a poll on each resolution on which the holder of the cumulative preference share is entitled to vote,

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                                                                              52

                      be entitled to the number of votes determined in accordance with Section 195 of the Act.

     190.8  Notwithstanding anything contained in these articles -

            190.8.1 the terms of this article 190 may be cancelled, varied or added to;

            190.8.2 no shares in the capital of the Company, ranking, as regards rights to dividends or on a winding-up or return of capital, in priority to or pari passu with the cumulative preference shares shall be created or issued; and

            190.8.3 the Company may not dispose of the whole or part of the mineral rights, without in the case of articles 43.8 (a) and 43.8 (b), a special resolution or the Company and without either -

                      (a) the consent in writing of the registered holders of
                          all the cumulative preference shares; or

                      (b) the prior sanction of a resolution passed at a
                          separate class meeting of the holders of the cumulative preference shares in the same manner, mutatis mutandis, as a special resolution of the Company and to which separate class meeting (or any adjournment of that meeting) the provisions of the Company's articles of association then in force in respect of the consent to the variation of any of the rights or privileges attached to any class of its shares shall apply, mutatis mutandis, except that the quorum for the separate class meeting shall be the holders of cumulative preference shares present in person or represented by a representative or by proxy holding at least one quarter of the cumulative preference shares and that if at any adjournment of that meeting that quorum is not present then the provision of the Company's articles of association then in force in regard to an adjourned general meeting shall then apply, mutatis mutandis.

     190.9 A certificate issued by the auditors of the Company for the time being as to the income derived by the Company during a prescribed period for the purposes of articles 190.2 and 190.3 shall, and unless and until the contrary is proved, be binding on the Company and all its members.

     "A" PREFERENCE SHARES

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                                                                              53

191. The "A" preference shares of once cent each ("the 'A' preference shares") carry the following rights and are subject to the following special conditions:

     191.1 Each 'A' preference share shall confer the right, on winding-up of the Company, in priority to any other shares for the time being issued by the Company, but after the preferred ordinary shares of no par value and the cumulative preference shares of 10 cents each, to the repayment of an amount equal to the sum of the paid up value of the 'A' preference share.

     191.2 Except as provided in 191.1, the 'A' preference shares shall not be entitled to any further participation in the profits or assets of the Company, or, on winding-up, in the distribution of its surplus assets.

     191.3 The holder of an 'A' preference share shall be entitled to receive notice of and be entitled to attend but not to vote at any general meeting of the Company in respect of an 'A' preference share unless a resolution is to be proposed at such general meeting which directly or indirectly adversely affects the rights attached to the 'A' preference shares or directly affects the interests of the holders of the 'A' preference shares (which includes, without detracting from the generality thereof, a resolution to wind-up the Company or place it under judicial management or to convert any of its shares which at the date of the allotment of the 'A' preference shares is not a redeemable share into a redeemable share or to reduce its issued share capital, share premium, capital redemption reserve fund or stated capital but does not include the creation or allotment of any other shares of any other class unless those other shares will rank, as regards participation in the profits or assets of the Company, in some or all respects in priority to or pari passu with the 'A' preference shares), in which event the holder of the 'A' preference share shall be entitled to vote on such resolution.

     191.4 The holder of an 'A' preference share who is entitled to vote at a general meeting in terms of article 191.3 -

            191.4.1   who is present in person at the general meeting shall have one vote on a show of hands on each resolution on which the holder of the 'A' preference share is so entitled to vote;

            191.4.2   who is present in person or is represented by a
                  representative or by a proxy at the general meeting shall, on a poll on each resolution on which the holder of the 'A' preference share is entitled to vote, be entitled to the number of votes determined in accordance with section 195 of the Act.

     191.5  Notwithstanding anything contained in these articles -

            191.5.1   the terms of this article 191 may not be cancelled, varied or added to;

            191.5.2   no shares in the capital of the Company, ranking, as
                  regards rights to dividends or, on a winding-up or return of

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                  capital, in priority to or pari passu with the 'A' preference shares shall be created or issued, without a special resolution of the Company and without either -

                  (a) the consent in writing of the registered holders of all of the 'A' preference shares; or

                  (b) the prior sanction of a resolution passed at a separate class meeting of the holders of the 'A' preference shares in the same manner, mutatis mutandis, as a special resolution of the Company and to which separate class meeting (or any adjournment of that meeting) the provisions of the Company's articles of association then in force in respect of the consent to the variation of any of the rights or privileges attached to any class of its shares shall apply, mutatis mutandis, except that the quorum for the separate class meeting shall be the holders of the 'A' preference shares present in person or represented by a representative or by proxy holding at least one-quarter of the 'A' preference shares and that if at any adjournment of that meeting that quorum is not present then the provisions of the Company's articles of association then in force in regard to an adjourned general meeting shall then apply, mutatis mutandis.

CONSOLIDATION OF SHARES OF ANY CLASS

192 IF, UPON ANY CONSOLIDATION BY THE COMPANY OF ANY IF ITS ISSUED SHARES OF ANY CLASS, THERE ARE MEMBERS HOLDING LESS THAN 100 SHARES PRIOR TO THE CONSOLIDATION TAKING EFFECT WHO BECOME ENTITLED TO FRACTIONS OF CONSOLIDATED SHARES, THEN THE COMPANY SHALL, UNLESS SUCH MEMBERS HAVE ELECTED TO RETAIN SUCH FRACTIONS, CAUSE THE FRACTIONS TO BE AGGREGATED AND SOLD ON SUCH BASIS AS THE DIRECTORS MAY DETERMINE AND THE COMPANY SHALL ACCOUNT TO EACH MEMBER FOR THE PROCEEDS ATTRIBUTABLE TO SUCH MEMBER'S FRACTION.

COMMUNICATION BY ELECTRONIC MEDIUM

193 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THESE ARTICLES, BUT SUBJECT TO THE ACT AND THE LISTINGS REQUIREMENTS OF THE JSE SECURITIES EXCHANGE SOUTH AFRICA:

193.1 THE COMPANY MAY SEND (WHICH, FOR THE PURPOSE OF THIS ARTICLE 193, INCLUDES SERVING, GIVING DELIVERING AND THE LIKE SHAREHOLDER INFORMATION TO MEMBERS BY ELECTRONIC MEDIUM PROVIDED THAT:

       193.1.1 SENDING BY ELECTRONIC MEDIUM MAY ONLY BE EFFECTED TO MEMBERS WHO HAVE CONSENTED IN WRITING, SUCH FORM AS HAS BEEN APPROVED BY THE JSE SECURITIES EXCHANGE SOUTH AFRICA, TO THE SENDING OF SUCH SHAREHOLDER INFORMATION BY ELECTRONIC MEDIUM AND SUCH CONSENT HAS NOT BEEN WITHDRAWN; AND

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       193.1.2 THE DIRECTORS HAVE APPROVED THE METHOD BY WHICH AND THE
               ELECTRONIC MEDIUM THROUGH WHICH SUCH SENDING OF SHAREHOLDER INFORMATION IS TO BE EFFECTED;

       193.1.3 IF THE DIRECTORS SO AUTHORISE, MEMBERS MAY DEPOSIT FORMS OF PROXY WITH THE COMPANY BY ELECTRONIC MEDIUM PROVIDED THAT THE DIRECTORS HAVE APPROVED THE METHOD BY WHICH AND THE ELECTRONIC MEDIUM THROUGH WHICH FORMS OF PROXY MAY BE SO DEPOSITED.

194    FOR THE PURPOSE OF ARTICLES 193 AND 194:

194.1 "ELECTRONIC MEDIUM" MEANS A METHOD OF ELECTRONIC COMMUNICATION WHICH INCLUDES, BUT IS NOT LIMITED TO FACSIMILE, ELECTRONIC DATA MESSAGE (INCLUDING, BUT NOT LIMITED TO, EMAIL), BULLETIN BOARD, INTERNET WEBSITE, CD ROM AND COMPUTER NETWORK;

194.2 "SHAREHOLDER INFORMATION" INCLUDES, BUT IS NOT LIMITED TO, NOTICES (INCLUDING, BUT NOT LIMITED TO, NOTICES OF GENERAL MEETINGS AND ANNUAL GENERAL MEETINGS OF THE COMPANY, DIVIDEND NOTICES AND INTEREST NOTICES), FORMS OF PROXY, CIRCULAR TO SHAREHOLDERS (INCLUDING, BUT NOT LIMITED TO, CIRCULARS REQUIRED IN TERMS OF THE LISTINGS REQUIREMENTS OF THE JSE SECURITIES EXCHANGE SOUTH AFRICA) LISTINGS PARTICULARS, ANNUAL FINANCIAL STATEMENTS, GROUP ANNUAL FINANCIAL STATEMENTS, GROUP REPORTS, ANNUAL REPORTS AND INTERIM REPORTS, AND ANY OTHER DOCUMENT WHICH IS DETERMINED BY THE DIRECTORS TO BE SHAREHOLDER INFORMATION;

194.3 SHAREHOLDER INFORMATION SENT BY ELECTRONIC MEDIUM TO MEMBERS SHALL BE DEEMED TO HAVE RECEIVED ON THE DAY ON WHICH SUCH SHAREHOLDER INFORMATION WAS SENT BY THE COMPANY;

194.4 A FORM OF PROXY SENT BY ELECTRONIC MEDIUM SHALL BE DEEMED TO CONSTITUTE AN INSTRUMENT OF PROXY FOR THE PURPOSE OF THESE ARTICLES AND SHALL BE DEEMED TO COMPLY WITH SUCH PROVISIONS OF THESE ARTICLES AS MAY REQUIRE SIGNATURE OF INSTRUMENTS OF PROXY;

194.5 THE DEFINITION OF "WRITING" IN ARTICLE1 (n) SHALL INCLUDE SHAREHOLDER INFORMATION PRODUCED OR COMMUNICATED BY ELECTRONIC MEDIUM;

194.6 THE REFERENCE TO "UNDER THE HAND OF THE APPOINTER" IN ARTICLE 70 SHALL INCLUDE THE SENDING OF FORMS OF PROXY BY ELECTRONIC MEDIUM;

194.7 THE REFERENCE TO "POST" IN ARTICLE 72 SHALL INCLUDE THE SENDING OF FORMS OF PROXY BY ELECTRONIC MEDIUM;

194.8 THE REFERENCE TO DEPOSITING AND LODGING OF INSTRUMENTS APPOINTING A PROXY INARTICLE 74 AND 75 SHALL INCLUDE THE DEPOSITING OF FORMS OF PROXY BY ELECTRONIC MEDIUM;

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194.9  FOR THE PURPOSE OF ARTICLE 179, THE PROVISIONS OF THIS ARTICLE 193 AND
       194 SHALL ALSO APPLY IN RESPECT OF DEBENTURE HOLDERS OF THE COMPANY;

194.10 ARTICLE 180 SHALL NOT APPLY TO SHAREHOLDER INFORMATION SENT BY ELECTRONIC MEDIUM;

194.11 FOR THE PURPOSE OF THIS ARTICLE 193 AND 194, SHAREHOLDER INFORMATION SENT BY ELECTRONIC MEDIUM SHALL BE SENT TO EACH MEMBER AT THE ADDRESS NOTIFIED IN WRITING BY THE MEMBER TO THE COMPANY FOR THIS PURPOSE;

194.12 THE REFERENCE TO "POST" AND "POSTED" IN ARTICLES 179,180 AND 182 SHALL INCLUDE THE SENDING OF SHAREHOLDER INFORMATION BY ELECTRONIC MEDIUM.